Exhibit 8.1

February 1, 2005

Solectron Corporation
847 Gibraltar Drive
Milpitas, CA 95035

Ladies and Gentlemen:

     We have acted as counsel to Solectron Corporation, a Delaware corporation (“Solectron”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”), which includes the prospectus (the “Prospectus”) relating to Solectron’s offer to exchange (the “Exchange Offer”) $450,000,000 principal amount of its 0.50% Convertible Senior Notes, Series B, due 2034 (the “New Notes”) plus a cash payment for any or all of its outstanding 0.50% Convertible Senior Notes due 2034 (the “Outstanding Notes”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Prospectus or Indenture to be entered into between Solectron and U.S. Bank National Association, as trustee (the “Indenture”), which we have assumed will be executed in substantially the same form as the form of Indenture filed as Exhibit 4.1 to the Registration Statement.

     In connection with this opinion, we have examined and are familiar with the Indenture, the Offering Circular dated February 9, 2004 relating to the Outstanding Notes, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Exchange Offer will be consummated in accordance with the provisions of the Indenture and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Indenture without any waiver, breach or amendment thereof, (ii) the continuing truth and accuracy at all times through the consummation of the Exchange Offer and thereafter where relevant of the statements, representations and warranties made by Solectron in the Indenture or the Prospectus, (iii) the continuing truth and accuracy at all times through the consummation of the Exchange Offer and thereafter where relevant of the representations made to us by Solectron and (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of Solectron or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the consummation of the Exchange Offer and thereafter where relevant, without such qualification.

     Based upon and subject to the foregoing, the discussion contained in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” subject to the limitations and qualifications referred to therein, accurately sets forth the material U.S. federal income tax consequences of the Exchange Offer. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Exchange Offer, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Exchange Offer, including the

Solectron Corporation
February 1, 2005

Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

WILSON SONSINI GOODRICH & ROSATI Professional Corporation